Exhibit 15(a)
                    MetLife Insurance Company of Connecticut

                                Power of Attorney

                               Michael K. Farrell
                             Director and President

              KNOW ALL MEN BY THESE PRESENTS, that I, a director and President of MetLife Insurance Company of Connecticut (formerly The Travelers Insurance Company), a Connecticut company, do hereby appoint Michele H. Abate, John E. Connolly, Jr., James L. Lipscomb, Gina C. Sandonato, Myra L. Saul and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with Tactical Aggressive Stock Account for Variable Annuities, Tactical Growth and Income Stock Account for Variable Annuities, Tactical Short Term Bond Account for Variable Annuities, MetLife of CT Growth and Income Stock Account for Variable Annuities (formerly The Travelers Growth and Income Stock Account for Variable Annuities), MetLife of CT Money Market Account for Variable Annuities (formerly The Travelers Money Market Account for Variable Annuities), MetLife of CT Quality Bond Account for Variable Annuities (formerly The Travelers Quality Bond Account for Variable Annuities), MetLife of CT Fund ABD for Variable Annuities (formerly The Travelers Fund ABD for Variable Annuities), MetLife of CT Fund BD for Variable Annuities (formerly The Travelers Fund BD for Variable Annuities), MetLife of CT Fund BD III for Variable Annuities (formerly The Travelers Fund BD III for Variable Annuities), MetLife of CT Fund U for Variable Annuities (formerly The Travelers Fund U for Variable Annuities), MetLife of CT Separate Account Five for Variable Annuities (formerly The Travelers Separate Account Five for Variable Annuities), MetLife of CT Separate Account Seven for Variable Annuities (formerly The Travelers Separate Account Seven for Variable Annuities), MetLife of CT Separate Account Nine for Variable Annuities (formerly The Travelers Separate Account Nine for Variable Annuities), MetLife of CT Separate Account PF for Variable Annuities (formerly The Travelers Separate Account PF for Variable Annuities), MetLife of CT Separate Account QP for Variable Annuities (formerly The Travelers Separate Account QP for Variable Annuities), MetLife of CT Separate Account QPN for Variable Annuities (formerly The Travelers Separate Account QPN for Variable Annuities), MetLife of CT Separate Account TM for Variable Annuities (formerly The Travelers Separate Account TM for Variable Annuities), MetLife of CT Separate Account Eleven for Variable Annuities (formerly TIC Separate Account

         Eleven for Variable Annuities), MetLife of CT Separate Account Thirteen for Variable Annuities (formerly TIC Separate Account Thirteen for Variable Annuities), MetLife Insurance Company of CT Variable Annuities Separate Account 2002 (formerly TIC Variable Annuity Separate Account
         2002), MetLife of CT Fund UL for Variable Life Insurance (formerly The Travelers Fund UL for Variable Life Insurance), MetLife of CT Fund UL III for Variable Life Insurance (formerly The Travelers Fund UL III for Variable Life Insurance), MetLife of CT Variable Life Insurance Separate Account Three (formerly The Travelers Variable Life Insurance Separate Account Three), MetLife of CT Variable Life Insurance Separate Account Four (formerly The Travelers Variable Life Insurance Separate Account Four) or any other separate accounts for variable contracts that are created or become separate accounts of said Company in the future, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of June, 2006.


                                      /s/ Michael K. Farrell
                               ---------------------------------------
                                 Signature